EXHIBIT 99.1

CPI Corp.
news for immediate release                                                                                                           FOR RELEASE  August 25, 2008

FOR FURTHER INFORMATION, CONTACT:

NAME	Jane Nelson	FROM	CPI Corp.
ADDRESS	1706 Washington Avenue	CITY	St. Louis
STATE, ZIP	Missouri, 63103	TELEPHONE	(314) 231-1575

CPI Corp. Announces Second Quarter 2008 Results

Key Highlights

•	Second quarter net sales increased 32% to $89.6 million in 2008 from $68.1 million in 2007 due to the full-quarter contribution of the PictureMe Portrait Studio (“PMPS”) business acquired in June 2007

o	Second quarter Sears Portrait Studio (“SPS”) net sales declined 10% to $47.8 million in 2008 from $53.2 million in 2007

o	Second quarter PictureMe Portrait Studio net sales totaled $41.8 million in 2008, an estimated same-store sales decline of 5% from comparable 2007 levels

•	Second quarter adjusted EBITDA declined to $1.6 million from $2.3 million in 2007. Trailing 52 week adjusted EBITDA declined to $50.1 million from $50.7 million reported in the first quarter.

•
Second quarter EPS loss narrowed to ($0.56) from ($0.72) in the prior year period due principally to the absence of a purchase accounting adjustment recorded in the prior year period as well as reduced depreciation and amortization and restructuring charges.  The results also reflect an improved operating contribution from the PMPS brand due to reduced overheads, increased operating efficiencies, and an improved product mix and customer transaction average which more than offset the impact of decreased PMPS net sales and extraordinary spending on digital conversion and training.

•
The PictureMe Portrait Studio digital conversion effort is now nearly complete in the U.S. and Canada with 1,583 studios converted as of August 21, 2008.  The Company expects to convert the remainder of its PMPS U.S. and Canadian studios in the third quarter of 2008 and substantially all of its Mexican studios prior to the end of 2008.

ST. LOUIS, August 25, 2008 -- CPI Corp. (NYSE: CPY) today reported that net sales for the second quarter of 2008 increased $21.5 million, or 32%, to $89.6 million from the $68.1 million reported in the second quarter of 2007 as a result of the increase in net sales of $27.0 million attributable to the Company’s PMPS brand.  The Company also reported a net loss of $3.6 million, or ($0.56) per diluted share, for the 12-week second quarter ended July 19, 2008 compared to a net loss of $4.6 million, or ($0.72) per diluted share, reported in the comparable quarter of fiscal 2007.  The operations of the PMPS brand are included for the full twelve weeks of second quarter 2008 but only for the six-week period of ownership in second quarter 2007.  The Company believes that both brands’ second quarter results reflect a challenging economic environment including a substantial rise in gasoline and food prices, which is affecting discretionary purchases such as portraiture.

During the second quarter of 2008, net sales from the Company’s Sears Portrait Studio decreased $5.4 million, or 10%, to $47.8 million from the $53.2 million reported in the second quarter of 2007.  The 2008 second quarter SPS net sales performance was the result of an 11% decline in sittings, partially offset by a 2% increase in average sale per customer sitting.

Net sales related to the Company’s PMPS brand increased to $41.8 million in the second quarter of 2008 from $14.9 million in the second quarter of 2007.  Second quarter 2008 includes twelve weeks of net sales as compared to only six weeks for the second quarter 2007.  Additionally, a purchase accounting adjustment related to the deferred revenue at the date of acquisition resulted in a one-time decrease in net sales of $8.2 million for the 2007 second quarter.  On a comparable basis, PMPS net sales for the fiscal 2008 second quarter represent an approximate 5% decrease in same store sales versus the comparable period of the prior year (results from the period February 4, 2007 to June 8, 2007 not reported in the Company’s historical results).  This sales performance resulted from an approximate 20% increase in average sale per customer sitting attributable to the digital studio conversion of the PictureMe Portrait Studios, offset by an approximate 21% decline in sittings.  The Company believes, based on customer surveys, that higher gas and food prices are having a relatively greater impact on the PMPS business due to a generally more price-sensitive customer base.

Costs and expenses were $94.3 million in the second quarter of 2008, compared with $73.9 million in the comparable prior year period.  Cost of sales, excluding depreciation and amortization expense, was $8.5 million in the second quarter of 2008 compared with $8.0 million in the comparable prior year period.  The increase in cost of sales is attributable to the inclusion of twelve weeks of PMPS cost of sales in the second quarter of 2008, compared to only six weeks for the second quarter of 2007, partially offset by decreased production costs resulting from lower overall manufacturing production levels, additional gains in manufacturing productivity, improved product mix and savings on film and shipping costs that result directly from the PMPS digital conversion.

Selling, general and administrative (“SG&A”) expenses were $79.9 million and $58.3 million for the second quarter of 2008 and 2007, respectively.  The increase in second quarter 2008 SG&A costs is primarily attributable to the inclusion of twelve weeks of PMPS costs, compared to only six weeks for the second quarter of 2007. The comparison is also affected by $1.8 million of digital training and travel costs related to the conversion of PMPS studios incurred during the quarter, the recording of contingent commissions due to Sears as a result of the PMPS acquisition as well as non-recurring reductions in SG&A in the prior year period of approximately $4.4 million resulting from the deferred revenue purchase accounting adjustment and $0.8 million attributable to a change in the Company’s vacation and sick pay policy.  These increases were partially offset by a reduction in expense due to the elimination of duplicate costs and the streamlining of operations related to the PMPS brand, as well as reduced host sales commissions due to lower sales.

Depreciation and amortization was $5.6 million in the second quarter of 2008, compared to $6.2 million in the comparable quarter of 2007.  Depreciation expense declined as certain assets acquired for the 2004-2005 SPS digital conversion and with the 2007 PCA Acquisition are now fully depreciated.  This is offset by the inclusion of twelve weeks of PMPS costs compared to only six weeks in the second quarter of 2007.

In the second quarter of 2008 and 2007, the Company recognized $0.3 million and $1.4 million, respectively, in other charges and impairments associated with the PMPS Acquisition, which include severance costs, severance accruals, cure costs related to contracts assumed and other integration-related costs relative to the PMPS Acquisition.

PMPS Integration Update
As of August 21, 2008, 1,583 studios have been converted to digital technology. The installation of a new digital lab sufficient to handle the worldwide fulfillment requirements of the PictureMe Portrait Studio business was completed in the first quarter of 2008 and has been in operation for the full second quarter. As of the end of the quarter, the Company has transferred all material PMPS operations to the Company's existing support platforms and plans to convert to digital technology the remainder of its U.S. and Canadian studios in the third quarter of 2008 and substantially all of its Mexican studios prior to the end of 2008 at which time the Company plans to discontinue its analog film fulfillment operations.

Host Contractual Update
The Company is currently in the final year of a 10-year contract with Sears that governs the operations of its U.S. Sears Portrait Studios. The Company and Sears are currently in discussions regarding a new, multi-year agreement.

2008 Third Quarter Preliminary Sales Update
SPS preliminary net sales for the first four weeks of the fiscal 2008 third quarter, which ended August 16, 2008, represent an approximate 13% decline versus the comparable period ended August 18, 2007.  This net decrease is the result of an approximate 10% decline in sittings and an approximate 3% decrease in average sale per customer sitting.

Preliminary net sales for the PMPS brand on a comparable store basis for the first four weeks of the fiscal 2008 third quarter which ended August 16, 2008, represent an approximate 12% decline versus the comparable period ended August 18, 2007.  This net decrease is the result of an approximate 29% decline in sittings, partially offset by an approximate 23% increase in average sale per customer sitting.

About CPI Corp.
CPI is the leading portrait studio operator in North America offering photography services in approximately 3,061 locations in the United States, Puerto Rico, Canada and Mexico, principally in Sears and Wal-Mart stores.

Forward-Looking Statements
The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. We try to identify forward-looking statements by using words such as "preliminary," "plan," "expect," "looking ahead," "anticipate," "estimate," "believe," "should," "intend," and other similar expressions. Management wishes to caution the reader that these forward-looking statements, such as our outlook for the success of the digital conversion of PMPS studios, portrait studios, net income, future cash requirements, cost savings, compliance with debt covenants, valuation allowances, reserves for charges and impairments and capital expenditures, are only predictions or expectations; actual events or results may differ materially as a result of risks facing us. Such risks include, but are not limited to: the Company's dependence on Sears and Wal-Mart, the approval of our business practices and operations by Sears and Wal-Mart, the termination, breach or increase of the Company's expenses by Sears or Wal-Mart under our license agreements, customer demand for the Company's products and services, manufacturing interruptions, dependence on certain suppliers, competition, dependence on key personnel, fluctuations in operating results, a significant increase in piracy of the Company's photographs, widespread equipment failure, compliance with debt covenants, increased debt level due to the acquisition of Portrait Corporation of America, Inc ("PCA"), the ability to successfully convert remaining PMPS studios to the digital platform and effectively streamline the operations of the PMPS business, implementation of marketing and operating strategies, and other risks as may be described in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 2, 2008. The Company does not undertake any obligations to update any of these forward-looking statements.

The Company will host a conference call and audio webcast on Tuesday, August 26, 2008, at 10:00 a.m. central time to discuss the financial results and provide a Company update. To participate on the call, please dial 888-260-4537 or 706-634-1012 at least 5 minutes before start time.

The webcast can be accessed on the Company's own site at http://www.cpicorp.com as well as http://www.earnings.com. To listen to a live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. A replay will be available on the above web sites as well as by dialing 706-645-9291 or 800-642-1687 and providing confirmation code 60994072. The replay will be available through September 2 by phone and for 30 days on the Internet.

Financial tables to follow . . .

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CPI CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)
(Un-audited)

	12 Weeks Vs 12 Weeks		24 Weeks Vs 24 Weeks		52 Weeks Vs 52 Weeks

	July 19, 2008	July 21, 2007	July 19, 2008	July 21, 2007	July 19, 2008	July 21, 2007
		(Restated)		(Restated)		(Restated)

Net sales	$89,630	$68,103	$193,073	$125,864	$491,235	$303,652

Cost and expenses:
Cost of sales (exclusive of depreciation and
amortization shown below)	8,496	7,981	18,988	13,000	50,746	30,019
Selling, general and administrative expenses	79,853	58,316	163,764	103,513	392,628	233,361
Depreciation and amortization	5,584	6,176	13,096	9,589	30,834	18,278
Other charges and impairments	318	1,418	1,112	1,447	4,861	2,153
	94,251	73,891	196,960	127,549	479,069	283,811

(Loss) income from continuing operations	(4,621)	(5,788)	(3,887)	(1,685)	12,166	19,841

Interest expense	1,366	1,561	2,887	2,009	11,530	3,222

Interest income	118	410	480	716	1,598	1,150

Recovery of related obligations
of preferred security interest	-	-	-	-	-	(587)

Other income (expense), net	(2)	52	4	5	174	81

(Loss) earnings from continuing operations
before income tax (benefit) expense	(5,871)	(6,887)	(6,290)	(2,973)	2,408	18,437

Income tax (benefit) expense	(2,270)	(2,391)	(2,433)	(1,032)	552	6,535

Net (loss) earnings from continuing operations	(3,601)	(4,496)	(3,857)	(1,941)	1,856	11,902

Net loss from discontinued operations
net of income tax expense (benefit)	-	(105)	-	(105)	(92)	(105)

Net (loss) earnings	$(3,601)	$(4,601)	$(3,857)	$(2,046)	$1,764	$11,797

Net earnings (loss) per common share - diluted
From continuing operations	$(0.56)	$(0.70)	$(0.60)	$(0.30)	$0.29	$1.86
From discontinued operations	-	(0.02)	-	(0.02)	(0.01)	(0.02)
Net (loss) earnings - diluted	$(0.56)	$(0.72)	$(0.60)	$(0.32)	$0.28	$1.84

Net earnings (loss) per common share - basic
From continuing operations	$(0.56)	$(0.70)	$(0.60)	$(0.30)	$0.29	$1.87
From discontinued operations	-	(0.02)	-	(0.02)	(0.01)	(0.02)
Net (loss) earnings - basic	$(0.56)	$(0.72)	$(0.60)	$(0.32)	$0.28	$1.85

Weighted average number of common and
common equivalent shares outstanding:
Diluted	6,468	6,386	6,459	6,375	6,445	6,388

Basic	6,468	6,386	6,459	6,375	6,430	6,363

More…

CPI CORP.
ADDITIONAL CONSOLIDATED OPERATING INFORMATION
(In thousands)
(Un-audited)

	12 Weeks Vs 12 Weeks		24 Weeks Vs 24 Weeks		52 Weeks Vs 52 Weeks

	July 19, 2008	July 21, 2007	July 19, 2008	July 21, 2007	July 19, 2008	July 21, 2007
		(Restated)		(Restated)		(Restated)

Capital expenditures	$13,690	$2,843	$24,990	$3,615	$38,488	$4,705

EBITDA is calculated as follows:
Net earnings (loss) from continuing operations	$(3,601)	$(4,496)	$(3,857)	$(1,941)	$1,856	$11,902
Income tax expense (benefit)	(2,270)	(2,391)	(2,433)	(1,032)	552	6,535
Interest expense/loss from debt extinguishment	1,366	1,561	2,887	2,009	11,530	3,222
Depreciation and amortization	5,584	6,176	13,096	9,589	30,834	18,278
Other non-cash charges	250	8	384	17	453	34

EBITDA (1) & (5)	$1,329	$858	$10,077	$8,642	$45,225	$39,971

Adjusted EBITDA (2)	$1,647	$2,276	$11,189	$10,089	$50,086	$41,538

EBITDA margin (3)	1.48%	1.26%	5.22%	6.87%	9.21%	13.16%

Adjusted EBITDA margin (4)	1.84%	3.34%	5.80%	8.02%	10.20%	13.68%

(1)
EBITDA represents net earnings from continuing operations before interest expense, income taxes, depreciation and amortization and other non-cash charges. EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness.  EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations.  EBITDA is not necessarily comparable with similarly-titled measures for other companies.

(2)	Adjusted EBITDA is calculated as follows:

EBITDA	$1,329	$858	$10,077	$8,642	$45,225	$39,971
EBITDA adjustments:
Impairment charges	71	-	103	7	352	7
Reserves for severance and related costs	-	1	-	1	-	622
Executive retirements/repositioning	-	-	-	6	-	13
Cost associated with acquisition	184	1,406	946	1,406	4,386	1,406
Contract terminations and settlements	-	-	-	-	-	-
Cost associated with strategic alternative review	-	-	-	-	-	79
Impairment (recovery) and related obligations
of preferred security interest	-	-	-	-	-	(587)
Other	63	11	63	27	123	27

Adjusted EBITDA	$1,647	$2,276	$11,189	$10,089	$50,086	$41,538

(3)	EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.

(4)	Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.

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CPI CORP.
ADDITIONAL CONSOLIDATED OPERATING INFORMATION (…continued)
(In thousands)
(Un-audited)

(5)	As required by the SEC's Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

	12 Weeks Vs 12 Weeks		24 Weeks Vs 24 Weeks		52 Weeks Vs 52 Weeks

	July 19, 2008	July 21, 2007	July 19, 2008	July 21, 2007	July 19, 2008	July 21, 2007
		(Restated)		(Restated)		(Restated)

EBITDA	$1,329	$858	$10,077	$8,642	$45,225	$39,971
Income tax (expense) benefit	2,270	2,391	2,433	1,032	(552)	(6,535)
Interest expense	(1,366)	(1,561)	(2,887)	(2,009)	(11,530)	(3,222)
Adjustments for items not requiring cash:
Deferred income taxes	(2,390)	(1,422)	(2,719)	(389)	(876)	7,479
Deferred revenues and related costs	(2,056)	4,735	(2,787)	5,058	(5,190)	3,260
Impairment (recovery) and related obligations
of preferred security interest	-	-	-	-	-	(587)
Other, net	879	1,418	1,015	2,139	8,544	2,864
Decrease (increase) in current assets	1,775	(1,419)	3,949	(351)	4,863	(3,023)
Increase (decrease) in current liabilities	(2,001)	(523)	(13,339)	(4,512)	(11,459)	(4,607)
Increase (decrease) in current income taxes	(330)	(1,744)	(692)	(1,306)	(387)	(2,395)

Cash flows from continuing operations	$(1,890)	$2,733	$(4,950)	$8,304	$28,638	$33,205

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CPI CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
JULY 19, 2008 AND JULY 21, 2007
(In thousands)
(Un-audited)

	July 19, 2008	July 21, 2007 (Restated)
Assets

Current assets:
Cash and cash equivalents	$19,277	$42,641
Other current assets	32,644	36,965
Net property and equipment	67,224	60,897
Intangible assets	64,946	63,204
Other assets	23,409	16,365

Total assets	$207,500	$220,072

Liabilities and stockholders' equity

Current liabilities	$60,998	$69,098
Long-term debt obligations	102,798	110,862
Other liabilities	32,271	30,752
Stockholders' equity	11,433	9,360

Total liabilities and stockholders' equity	$207,500	$220,072

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